EXHIBIT 99.1
News Release Contacts:
Media: Greg Gable Charles Schwab Phone: 415-667-0473	Investors/Analysts: Rich Fowler Charles Schwab Phone: 415-667-1841

SCHWAB REPORTS NET INCOME UP 36% TO $412 MILLION, A FIRST QUARTER RECORD

Revenues Grow 16% Year-Over-Year to a Record $1.8 Billion

Core Net New Assets Total $32.0 Billion in First Quarter and $132.5 Billion Over Last 12 Months

SAN FRANCISCO, April 15, 2016 – The Charles Schwab Corporation announced today that its net income for the first quarter of 2016 was $412 million, comparable to $416 million for the fourth quarter of 2015, and up 36% from $302 million for the first quarter of 2015.

	Three Months Ended
	March 31,		%
Financial Highlights	2016	2015	Change

Net revenues (in millions)	$1,764	$1,526	16%
Net income (in millions)	$412	$302	36%
Diluted earnings per common share	$.29	$.22	32%
Pre-tax profit margin	37.1%	31.7%
Return on average common
stockholders’ equity (annualized)	13%	10%

CEO Walt Bettinger said, “Through periods of volatility, we continue to see strong client engagement and demand for Schwab’s contemporary, full-service wealth management capabilities.  Investors faced sharp market swings during the first quarter, as the major equity indices fell by double-digit percentages and subsequently recovered.  Clients consistently turn to us for help navigating conditions like these – over 33,000 accounts enrolled in one of our retail advisory solutions during the quarter, comparable to the fourth quarter 2015 total.  At March-end, 567,000 accounts were enrolled in a Schwab® advice program, up 11% year-over-year.  In addition, our financial consultants held 34,000 planning conversations during the quarter, up 36%.  We ended March with 9.9 million active brokerage accounts, 1.0 million banking accounts, and 1.5 million retirement plan participants, up 4%, 6% and 4%, respectively, from the prior year.  Clients brought $32.0 billion of core net new assets to Schwab in the first three months of 2016, representing a solid 5% annualized organic growth rate in the midst of fluctuating asset valuations.  While the company has gathered $132.5 billion in core net new assets over the last 12 months, total client assets ended March at $2.56 trillion, up 1% from a year ago, reflecting the challenging environment for equity valuations.”

Mr. Bettinger continued, “This quarter, we celebrated milestones for two unique and innovative Schwab offerings, and enhanced them with features developed ‘through clients’ eyes.’  February marked the three-year anniversary of Schwab ETF OneSource™, the program that offers Schwab clients the most online commission-free ETFs anywhere in our industry.  Launched with six providers and 105 funds, the program has more than doubled to now offer 225 commission-free ETFs spanning 66 Morningstar Categories from 16 providers.  Assets in Schwab ETF OneSource reached $52.3 billion this quarter, growing at a 50% compound annual growth rate since inception.  The 14 funds added thus far in 2016 expand access to areas of client interest and demand, including strategic beta, currency-hedging, and

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fixed income.  In March, we observed the first anniversary of Schwab Intelligent Portfolios™, the only fully automated investment advisory service offering diversified portfolios based on an investor’s stated goals, supported by 24/7/365 live professional service, that charges zero advisory fees.*  Together with Institutional Intelligent Portfolios™, our version for registered independent advisors, digital advice at Schwab has amassed $6.6 billion in assets since launching last year.  We recently introduced the Goal Tracker feature, which helps clients set and monitor an investment goal using Monte Carlo analysis to demonstrate how a portfolio might perform in a variety of market conditions.  We also integrated real-time external account transfers, enabling clients to seamlessly move funds in and out of their Intelligent Portfolios accounts.”

Mr. Bettinger noted, “Our products, services, and people earned us recognition among Fortune’s top 50 Most Admired Companies in 2016.  We also ranked highest in J.D. Power’s 2016 U.S. Full-Service Investor Satisfaction Study, which together with our top rank in the 2015 J.D. Power Self-Directed Investor Satisfaction Study, reinforces Schwab’s ability to meet a broad range of investor needs.  In addition, the Museum of American Finance recently honored our founder and Chairman, Chuck Schwab, with its Financial Innovation Award.  Chuck’s original vision of finding a better way for investors still drives the firm’s growth initiatives today.”

CFO Joe Martinetto commented, “The ongoing effect of the Fed’s initial interest rate hike in December has provided a glimpse of Schwab’s earnings power as rates normalize, with our diversified revenue streams generating strong first quarter revenue growth and our steady expense discipline continuing.  Asset management and administration fees rose 9% year-over-year – boosted by a $61 million sequential improvement in money market fund revenue due to higher short-term rates and higher balances, but limited by market valuations that persisted below year-end levels for much of the quarter.  Net interest revenue jumped 31% year-over-year, reflecting robust interest-earning asset growth during the past several quarters, and the firm’s greater sensitivity to the rise in short rates relative to the decline in the long end of the curve.  Trading revenue rose 2%, as the volatility and particularly strong volume that characterized January and early February generally subsided through March.  Altogether, revenues grew approximately 16% from the prior year to a quarterly record of $1.8 billion.  On the expense side, spending increased approximately 6%, in keeping with our expectations of reinvesting a portion of improved revenues for stronger growth.  Our pre-tax profit margin of approximately 37% was up well over five percentage points from first quarter 2015.  This produced earnings of $412 million, a record first quarter and a 36% increase from the year-earlier period.  Overall, while the market volatility shaped a path that was a bit different than originally thought, our first quarter financial results were consistent with the baseline 2016 scenario that we introduced in early February.  As the rest of the year unfolds, we intend to monitor the evolving environment – including the pace of Fed rate actions – and apply the flexibility built into our spending plans as necessary to balance near-term profitability with reinvestment for growth.”

Mr. Martinetto concluded, “During the first quarter, we continued working to migrate more client cash to our balance sheet while maintaining healthy capital levels.  The company issued $750 million of non-cumulative perpetual preferred stock at a rate of 5.95%.  Proceeds will help support the transfer of approximately $6 billion in balances relating to money fund regulatory reform, primarily in the July to September timeframe.  In addition, we expect to support approximately $3 billion of incremental Schwab Bank deposit growth throughout the second half of the year, as the Bank is now the default sweep option for all new accounts.  We also completed a $1.4 billion bulk transfer of client sweep cash from the broker-dealer to Schwab Bank in March.  The company ended the first quarter of 2016 with a preliminary consolidated Tier 1 Leverage ratio of 7.3%.”

Business highlights for the first quarter (data as of quarter-end unless otherwise noted):

Investor Services

•	New retail brokerage accounts for the quarter totaled approximately 163,000, down 8% year-over-year; total accounts were 6.9 million, up 3% year-over-year.
•	Held financial planning conversations with approximately 34,000 clients during the quarter, up 36% year-over-year.
•

Launched our voice ID service, enhancing both the safety and convenience of interacting with Schwab.  Biometric technology allows clients to quickly and securely authenticate over the phone simply by saying a passphrase.

•

Schwab Trading Services™ hosted an interactive online trading event for 3,600 clients and prospects, featuring a conversation with Alan Greenspan, a panel hosted by Schwab traders, and a presentation on profit-taking techniques.

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•	Launched a new online account opening process with streamlined steps and mobile-optimized viewing, enhancing the experience for clients using the web or a mobile device.

Advisor Services

•

Engaged over 1,300 advisors on the topics of cybercrime and fraud.  Advisor Services conducted two webcasts and seven regional events educating on current trends and sharing best practices for strengthening security programs.

•

Enabled advisors and their clients to conveniently view Pledged Asset Line® account details – including balances, transactions and statements – directly within Schwab Advisor Center® and on the Schwab Alliance™ website.

•

Schwab Intelligent Technologies® and Orion Advisor Services introduced several integration features, including the ability to view account information and transfer funds using Schwab OpenView Gateway®.

•

Introduced a new Service Guide resource on Schwab Advisor Center where advisors can easily search how-to articles for completing common account servicing tasks on behalf of clients, and bookmark articles for future use.

•	Hosted over 1,200 advisors for a webcast detailing upcoming changes related to the Securities and Exchange Commission’s money market fund reform as well as Schwab’s updated Cash Features Program.

Products and Infrastructure

•	For Charles Schwab Bank:
o	Balance sheet assets = $147.0 billion, up 24% year-over-year.
o	Outstanding mortgage and home equity loans = $11.1 billion, up 1% year-over-year.
o	Pledged Asset Line balances = $3.3 billion, up 32% year-over-year.
o	Delinquency, nonaccrual, and loss reserve ratios for Schwab Bank’s loan portfolio = 0.21%, 0.20% and 0.23%, respectively, at month-end March.
o	Schwab Bank High Yield Investor Checking® accounts = 856,000, with $13.2 billion in balances.
•	Client assets managed by Windhaven® totaled $11.1 billion, down 29% from the first quarter of 2015.
•	Client assets managed by ThomasPartners® totaled $7.8 billion, up 10% from the first quarter of 2015.
•	Client assets managed by Intelligent Portfolios (Schwab Intelligent Portfolios and Institutional Intelligent Portfolios) totaled $6.6 billion, up $1.3 billion from the fourth quarter of 2015.
•

Launched Goal Tracker, a Schwab Intelligent Portfolios feature where clients set and track progress toward an investment goal.  Goal Tracker projects portfolio performance in a variety of market conditions.

•	Expanded Schwab ETF OneSource to offer 14 more ETFs; at quarter-end, investors could trade 225 ETFs from 16 providers covering 66 Morningstar Categories, for $0 online trade commissions.
•

Partnered with American Express to launch two co-branded cards designed for Schwab’s diverse client base: a credit card and a premium charge card.  Both cards offer rewards, benefits and services, including unlimited cash-back features.

Supporting schedules are either attached or located at: http://www.aboutschwab.com/investor-relations/financial-reports.

* For program information and details about how we make money on Schwab Intelligent Portfolios, see intelligent.schwab.com and the Disclosure Brochures.  Schwab Intelligent Portfolios is offered through Schwab Wealth Investment Advisory, Inc.  Institutional Intelligent Portfolios is made available through independent investment advisors and is sponsored by Schwab Wealth Investment Advisory, Inc.

Commentary from the CFO

Joe Martinetto, Senior Executive Vice President and Chief Financial Officer, provides insight and commentary regarding Schwab’s financial picture at: http://www.aboutschwab.com/investor-relations/cfo-commentary.  The most recent commentary was posted on January 19, 2016.

Forward-Looking Statements

This press release contains forward-looking statements relating to client demand for Schwab’s wealth management capabilities, including advisory solutions; earnings power; expense discipline; profitability; reinvestment for growth; the timing and amount of transfers relating to money fund reform; and bank deposit growth.

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Important factors that may cause such differences include, but are not limited to, client use of the company’s investment advisory services and other products and services; the company’s ability to develop and launch new products, services and capabilities in a timely and successful manner; general market conditions, including the level of interest rates, equity valuations and trading activity; the company’s ability to attract and retain clients and grow client assets/relationships; the level of client assets, including cash balances; competitive pressures on rates and fees; the quality of the company’s balance sheet assets; capital needs and management; the company’s ability to monetize client assets; the company’s ability to manage expenses; the timing, amount and impact of bulk transfers; client sensitivity to interest rates; regulatory guidance; the effect of adverse developments in litigation or regulatory matters and the extent of any charges associated with legal matters; any adverse impact of financial reform legislation and related regulations; and other factors set forth in the company’s most recent reports on Form 10-K and Form 10-Q.

About Charles Schwab

The Charles Schwab Corporation (NYSE: SCHW) is a leading provider of financial services, with more than 325 offices and 9.9 million active brokerage accounts, 1.5 million corporate retirement plan participants, 1.0 million banking accounts, and $2.56 trillion in client assets as of March 31, 2016.  Through its operating subsidiaries, the company provides a full range of wealth management, securities brokerage, banking, money management, custody, and financial advisory services to individual investors and independent investment advisors.  Its broker-dealer subsidiary, Charles Schwab & Co., Inc. (member SIPC, http://www.sipc.org), and affiliates offer a complete range of investment services and products including an extensive selection of mutual funds; financial planning and investment advice; retirement plan and equity compensation plan services; referrals to independent fee-based investment advisors; and custodial, operational and trading support for independent, fee-based investment advisors through Schwab Advisor Services.  Its banking subsidiary, Charles Schwab Bank (member FDIC and an Equal Housing Lender), provides banking and lending services and products.  More information is available at www.schwab.com and www.aboutschwab.com.

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THE  CHARLES  SCHWAB  CORPORATION

Consolidated Statements of Income

(In millions, except per share amounts)

(Unaudited)

	Three Months Ended
	March 31,
	2016	2015
Net Revenues
Asset management and administration fees (1)	$699	$644
Interest revenue	810	617
Interest expense	(38)	(29)
Net interest revenue	772	588
Trading revenue	232	227
Other	63	63
Provision for loan losses	(2)	4
Total net revenues	1,764	1,526
Expenses Excluding Interest
Compensation and benefits	626	581
Professional services	116	114
Occupancy and equipment	98	83
Advertising and market development	70	69
Communications	60	58
Depreciation and amortization	56	54
Other	83	83
Total expenses excluding interest	1,109	1,042
Income before taxes on income	655	484
Taxes on income	243	182
Net Income	412	302
Preferred stock dividends and other (2)	20	11
Net Income Available to Common Stockholders	$392	$291
Weighted-Average Common Shares Outstanding:
Basic	1,321	1,312
Diluted	1,330	1,323
Earnings Per Common Share:
Basic	$.30	$.22
Diluted	$.29	$.22
Dividends Declared Per Common Share	$.06	$.06

(1)	Includes fee waivers of $97 and $184 for the three months ended March 31, 2016 and 2015, respectively, relating to Schwab-sponsored money market funds.
(2)	Includes preferred stock dividends and undistributed earnings and dividends allocated to non-vested restricted stock units.

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THE  CHARLES  SCHWAB  CORPORATION

Financial and Operating Highlights

(Unaudited)

	Q1-16 % change		2016	2015
	vs.	vs.	First	Fourth	Third	Second	First
(In millions, except per share amounts and as noted)	Q1-15	Q4-15	Quarter	Quarter	Quarter	Quarter	Quarter
Net Revenues
Asset management and administration fees	9%	4%	$699	$673	$663	$670	$644
Net interest revenue	31%	12%	772	690	635	612	588
Trading revenue	2%	12%	232	208	228	203	227
Other	-	(48%)	63	120	66	79	63
Provision for loan losses	(150%)	-	(2)	-	5	2	4
Total net revenues	16%	4%	1,764	1,691	1,597	1,566	1,526
Expenses Excluding Interest
Compensation and benefits	8%	9%	626	572	548	540	581
Professional services	2%	(3%)	116	119	114	112	114
Occupancy and equipment	18%	5%	98	93	92	85	83
Advertising and market development	1%	17%	70	60	58	62	69
Communications	3%	3%	60	58	58	59	58
Depreciation and amortization	4%	(3%)	56	58	57	55	54
Other	-	(3%)	83	86	87	86	83
Total expenses excluding interest	6%	6%	1,109	1,046	1,014	999	1,042
Income before taxes on income	35%	2%	655	645	583	567	484
Taxes on income	34%	6%	243	229	207	214	182
Net Income	36%	(1%)	$412	$416	$376	$353	$302
Preferred stock dividends and other	82%	(47%)	20	38	11	23	11
Net Income Available to Common Stockholders	35%	4%	$392	$378	$365	$330	$291
Earnings per common share:
Basic	36%	3%	$.30	$.29	$.28	$.25	$.22
Diluted	32%	4%	$.29	$.28	$.28	$.25	$.22
Dividends declared per common share	-	-	$.06	$.06	$.06	$.06	$.06
Weighted-average common shares outstanding:
Basic	1%	-	1,321	1,319	1,316	1,314	1,312
Diluted	1%	-	1,330	1,330	1,328	1,326	1,323
Performance Measures
Pre-tax profit margin			37.1%	38.1%	36.5%	36.2%	31.7%
Return on average common stockholders’ equity (annualized) (1)			13%	13%	13%	12%	10%
Financial Condition (at quarter end, in billions)
Cash and investments segregated	5%	4%	$20.3	$19.6	$17.2	$17.9	$19.4
Receivables from brokerage clients - net	-	(8%)	16.0	17.3	17.1	16.6	16.0
Bank loans - net	6%	1%	14.4	14.3	14.3	14.0	13.6
Total assets	19%	4%	191.0	183.7	170.4	163.6	160.2
Bank deposits	24%	5%	135.7	129.5	119.0	112.9	109.5
Payables to brokerage clients	2%	(3%)	32.3	33.2	31.0	31.5	31.6
Short-term borrowings	-	-	.8	-	-	-	-
Long-term debt	-	-	2.9	2.9	2.9	2.9	2.9
Stockholders’ equity	19%	8%	14.5	13.4	13.2	12.4	12.2
Other
Full-time equivalent employees (at quarter end, in thousands)	5%	2%	15.6	15.3	15.4	14.9	14.9
Capital expenditures - purchases of equipment, office
facilities, and property, net (in millions)	-	(9%)	$61	$67	$80	$77	$61
Expenses excluding interest as a percentage of average client assets
(annualized)			0.18%	0.16%	0.16%	0.16%	0.17%
Clients’ Daily Average Trades (in thousands)
Revenue trades (2)	5%	15%	328	285	304	267	313
Asset-based trades (3)	15%	20%	101	84	84	78	88
Other trades (4)	3%	11%	187	168	149	149	181
Total	6%	15%	616	537	537	494	582
Average Revenue Per Revenue Trade (2)	(5%)	(2%)	$11.44	$11.73	$11.67	$11.97	$11.98

(1)	Return on average common stockholders’ equity is calculated using net income available to common stockholders divided by average common stockholders’ equity.
(2)	Includes all client trades that generate trading revenue (i.e., commission revenue or principal transaction revenue); also known as DART.
(3)	Includes eligible trades executed by clients who participate in one or more of the Company’s asset-based pricing relationships.
(4)	Includes all commission-free trades, including Schwab Mutual Fund OneSource® funds and ETFs, and other proprietary products.

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THE  CHARLES  SCHWAB  CORPORATION

Net Interest Revenue Information

(In millions)

(Unaudited)

	Three Months Ended
	March 31,
	2016			2015
	Average Balance	Interest Revenue/ Expense	Average Yield/ Rate	Average Balance	Interest Revenue/ Expense	Average Yield/ Rate
Interest-earning assets:
Cash and cash equivalents	$10,752	$13	0.49%	$9,383	$5	0.22%
Cash and investments segregated	20,265	19	0.38%	19,510	6	0.12%
Broker-related receivables (1)	384	-	0.04%	280	-	0.10%
Receivables from brokerage clients	14,890	125	3.38%	14,416	119	3.35%
Securities available for sale (2)	68,163	198	1.17%	57,416	142	1.00%
Securities held to maturity	50,257	322	2.58%	34,879	218	2.53%
Bank loans	14,405	99	2.76%	13,534	90	2.70%
Total interest-earning assets	179,116	776	1.74%	149,418	580	1.57%
Other interest revenue		34			37
Total interest-earning assets	$179,116	$810	1.82%	$149,418	$617	1.67%
Funding sources:
Bank deposits	$131,620	$8	0.02%	$105,834	$8	0.03%
Payables to brokerage clients (1)	26,728	-	0.01%	26,071	1	0.01%
Short-term borrowings (1,4)	20	-	0.20%	8	-	0.15%
Long-term debt	2,541	26	4.12%	2,148	19	3.59%
Total interest-bearing liabilities	160,909	34	0.08%	134,061	28	0.08%
Non-interest-bearing funding sources (4)	18,207			15,357
Other interest expense (3)		4			1
Total funding sources	$179,116	$38	0.09%	$149,418	$29	0.07%
Net interest revenue		$772	1.73%		$588	1.60%

(1)	Interest revenue or expense was less than $500,000 in the period or periods presented.
(2)	Amounts have been calculated based on amortized cost.
(3)	Includes the impact of capitalizing interest on building construction and software development.
(4)	Certain prior-period amounts have been reclassified to conform to the 2016 presentation.

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THE  CHARLES  SCHWAB  CORPORATION

Asset Management and Administration Fees Information

(In millions)

(Unaudited)

	Three Months Ended
	March 31,
	2016			2015
	Average Client Assets	Revenue	Average Fee	Average Client Assets	Revenue	Average Fee
Schwab money market funds before fee waivers	$168,440	$246	0.59%	$165,403	$238	0.58%
Fee waivers		(97)			(184)
Schwab money market funds	168,440	149	0.36%	165,403	54	0.13%
Schwab equity and bond funds and ETFs	103,392	51	0.20%	97,127	52	0.22%
Mutual Fund OneSource®	194,644	164	0.34%	233,252	196	0.34%
Other third-party mutual funds and ETFs (1)	235,317	51	0.09%	248,545	56	0.09%
Total mutual funds and ETFs (2)	$701,793	415	0.24%	$744,327	358	0.20%
Advice solutions (2) :
Fee-based	$166,419	215	0.52%	$169,835	220	0.53%
Intelligent Portfolios	5,116	-	-	423	-	-
Legacy Non-Fee	16,469	N/A	N/A	16,197	N/A	N/A
Total advice solutions	$188,004	215	0.46%	$186,455	220	0.48%
Other balance-based fees (3)	318,027	56	0.07%	313,829	55	0.07%
Other (4)		13			11
Total asset management and administration fees		$699			$644

Note: Beginning in the second quarter of 2015, certain changes have been made to the above categorizations of both balances and revenues in order to provide improved insight into asset management and administration fee drivers. Prior period information has been recast to reflect these changes.

(1)	Includes ETF OneSource.
(2)

Advice solutions include managed portfolios, specialized strategies and customized investment advice. Fee-based advice solutions include Schwab Private Client, Schwab Managed Portfolios, Managed Account Select®, Schwab Advisor Network®, Windhaven® Strategies, Thomas Partners® Dividend Growth Strategy, and Schwab Index Advantage® advised retirement plan balances. Intelligent Portfolios include Schwab Intelligent Portfolios, launched in March 2015, and Institutional Intelligent Portfolios, launched in June 2015. Legacy Non-Fee advice solutions include superseded programs such as Schwab Advisor Source and certain retirement plan balances. Average client assets for advice solutions may also include the asset balances contained in the mutual fund and/or ETF categories listed above.

(3)	Includes various asset-based fees, such as trust fees, 401(k) recordkeeping fees, and mutual fund clearing fees and other service fees.
(4)	Includes miscellaneous service and transaction fees relating to mutual funds and ETFs that are not balance-based.

N/A Not applicable.

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THE  CHARLES  SCHWAB  CORPORATION

Growth in Client Assets and Accounts

(Unaudited)

	Q1-16 % Change		2016	2015
	vs.	vs.	First	Fourth	Third	Second	First
(In billions, at quarter end, except as noted)	Q1-15	Q4-15	Quarter	Quarter	Quarter	Quarter	Quarter
Assets in client accounts
Schwab One®, certain cash equivalents and bank deposits	19%	3%	$166.4	$161.1	$148.7	$143.0	$140.0
Proprietary mutual funds (Schwab Funds® and Laudus Funds®):
Money market funds	3%	1%	167.4	166.1	161.8	155.6	162.5
Equity and bond funds	(3%)	-	62.1	62.4	59.3	64.1	64.1
Total proprietary mutual funds	1%	-	229.5	228.5	221.1	219.7	226.6
Mutual Fund Marketplace® (1)
Mutual Fund OneSource® (2)	(14%)	(2%)	203.8	207.7	210.7	231.2	237.3
Mutual fund clearing services	9%	-	186.3	186.5	177.8	188.9	170.6
Other third-party mutual funds (2)	-	3%	510.7	496.4	490.4	519.4	508.3
Total Mutual Fund Marketplace	(2%)	1%	900.8	890.6	878.9	939.5	916.2
Total mutual fund assets	(1%)	1%	1,130.3	1,119.1	1,100.0	1,159.2	1,142.8
Exchange-traded funds (ETFs)
Proprietary ETFs (3)	38%	8%	42.9	39.7	34.2	34.3	31.0
ETF OneSource™ (1)	9%	9%	17.5	16.1	15.4	16.5	16.1
Other third-party ETFs	3%	2%	211.5	207.4	194.6	207.4	205.3
Total ETF assets	8%	3%	271.9	263.2	244.2	258.2	252.4
Equity and other securities	(2%)	1%	808.5	799.0	755.3	817.1	822.7
Fixed income securities	7%	4%	194.1	187.2	183.6	181.1	181.2
Margin loans outstanding	(1%)	(8%)	(14.5)	(15.8)	(15.9)	(15.3)	(14.7)
Total client assets	1%	2%	$2,556.7	$2,513.8	$2,415.9	$2,543.3	$2,524.4
Client assets by business (4)
Investor Services	1%	1%	$1,377.3	$1,358.6	$1,306.2	$1,380.8	$1,365.2
Advisor Services	2%	2%	1,179.4	1,155.2	1,109.7	1,162.5	1,159.2
Total client assets	1%	2%	$2,556.7	$2,513.8	$2,415.9	$2,543.3	$2,524.4
Net growth (decline) in assets in client accounts (for the quarter ended)
Net new assets by business (4)
Investor Services (5,6)	(31%)	(27%)	$15.7	$21.6	$13.3	$26.5	$22.7
Advisor Services (7)	172%	(23%)	16.3	21.3	17.5	10.5	6.0
Total net new assets	11%	(25%)	$32.0	$42.9	$30.8	$37.0	$28.7
Net market gains (losses)	(66%)	(80%)	10.9	55.0	(158.2)	(18.1)	32.1
Net growth (decline)	(29%)	(56%)	$42.9	$97.9	$(127.4)	$18.9	$60.8
New brokerage accounts (in thousands, for the quarter ended)	(3%)	1%	265	262	254	280	274
Clients (in thousands)
Active Brokerage Accounts	4%	1%	9,869	9,769	9,691	9,605	9,493
Banking Accounts	6%	1%	1,047	1,033	1,027	1,004	986
Corporate Retirement Plan Participants (5)	4%	1%	1,532	1,519	1,492	1,474	1,474

(1)	Excludes all proprietary mutual funds and ETFs.
(2)

In the third and second quarters of 2015 certain Mutual Fund OneSource balances were reclassified to Equity and other securities and Other third-party mutual funds, respectively. Prior period information has been recast to reflect these changes.

(3)	Includes proprietary ETFs held on and off the Schwab platform.
(4)

In the fourth quarter of 2015, the Company realigned its reportable segments as a result of organizational changes. The Corporate Brokerage Retirement Services business was transferred from the Investor Services segment to the Advisor Services segment. Prior period segment information has been recast to reflect this change.

(5)

In the first quarter of 2015, the Company increased its reported totals for overall client assets and retirement plan participants by $6.1 billion and 35,000, respectively, to reflect the final impact of the consolidation of its retirement plan recordkeeping platforms as previously announced in September 2013.

(6)	Fourth quarter, third quarter and second quarter of 2015 include inflows of $10.2 billion, $4.9 billion and $17.4 billion, respectively, from certain mutual fund clearing services clients.
(7)	First quarter of 2015 includes an outflow of $11.6 billion relating to the Company’s planned resignation from an Advisor Services cash management relationship.

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	The Charles Schwab Corporation Monthly Activity Report For March 2016

	2015										2016			Change
	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec	Jan	Feb	Mar	Mo.	Yr.
Market Indices
(at month end)
Dow Jones Industrial Average	17,776	17,841	18,011	17,620	17,690	16,528	16,285	17,664	17,720	17,425	16,466	16,517	17,685	7%	(1%)
Nasdaq Composite	4,901	4,941	5,070	4,987	5,128	4,777	4,620	5,054	5,109	5,007	4,614	4,558	4,870	7%	(1%)
Standard & Poor’s 500	2,068	2,086	2,107	2,063	2,104	1,972	1,920	2,079	2,080	2,044	1,940	1,932	2,060	7%	-
Client Assets
(in billions of dollars)
Beginning Client Assets	2,531.1	2,524.4	2,549.3	2,568.8	2,543.3	2,562.5	2,462.4	2,415.9	2,539.9	2,553.3	2,513.8	2,428.3	2,433.6
Net New Assets (1)	12.6	9.1	10.1	17.8	9.8	9.2	11.8	10.5	17.2	15.2	8.1	10.9	13.0	19%	3%
Net Market (Losses) Gains	(19.3)	15.8	9.4	(43.3)	9.4	(109.3)	(58.3)	113.5	(3.8)	(54.7)	(93.6)	(5.6)	110.1
Total Client Assets (at month end)	2,524.4	2,549.3	2,568.8	2,543.3	2,562.5	2,462.4	2,415.9	2,539.9	2,553.3	2,513.8	2,428.3	2,433.6	2,556.7	5%	1%

Receiving Ongoing Advisory Services
(at month end)
Investor Services	188.4	191.0	192.8	191.4	193.3	187.2	184.9	193.3	194.5	192.6	187.3	187.9	197.9	5%	5%
Advisor Services (2)	1,063.4	1,071.9	1,079.3	1,066.7	1,079.0	1,039.5	1,019.9	1,072.4	1,075.6	1,061.1	1,029.9	1,032.3	1,084.0	5%	2%
Client Accounts
(at month end, in thousands)
Active Brokerage Accounts	9,493	9,553	9,572	9,605	9,631	9,671	9,691	9,712	9,731	9,769	9,792	9,826	9,869	-	4%
Banking Accounts	986	992	1,000	1,004	1,011	1,021	1,027	1,029	1,033	1,033	1,039	1,045	1,047	-	6%
Corporate Retirement Plan Participants	1,474	1,469	1,469	1,474	1,483	1,488	1,492	1,502	1,514	1,519	1,518	1,523	1,532	1%	4%
Client Activity
New Brokerage Accounts (in thousands)	110	111	80	89	87	87	80	88	76	98	83	84	98	17%	(11%)
Inbound Calls (in thousands)	1,930	1,954	1,621	1,763	1,788	1,807	1,631	1,716	1,554	1,844	1,736	1,737	1,902	9%	(1%)
Web Logins (in thousands)	36,278	35,966	32,112	31,644	33,498	34,167	29,550	33,574	30,488	32,156	33,268	33,283	38,078	14%	5%
Client Cash as a Percentage of Client Assets (3)	12.0%	11.5%	11.6%	11.7%	11.8%	12.6%	12.9%	12.3%	12.3%	13.0%	13.7%	13.7%	13.1%	(60) bp	110 bp
Mutual Fund and Exchange-Traded Fund
Net Buys (Sells) (4, 5)
(in millions of dollars)
Large Capitalization Stock	(586)	(1,496)	(1,410)	(804)	(702)	(664)	(608)	(214)	637	451	(162)	(212)	(462)
Small / Mid Capitalization Stock	290	423	(108)	78	149	(540)	(108)	17	(2)	(572)	(952)	58	685
International	4,650	3,613	2,718	2,255	947	(266)	(560)	72	427	(918)	469	(28)	833
Specialized	(47)	(5)	25	8	410	(390)	(643)	667	744	(495)	(668)	260	191
Hybrid	(284)	(210)	(238)	(133)	(152)	(1,144)	(726)	(110)	(410)	(1,361)	(377)	38	281
Taxable Bond	924	1,075	1,757	421	(111)	(634)	(91)	628	(1,250)	(4,020)	99	546	1,628
Tax-Free Bond	613	13	(101)	(132)	156	111	35	494	260	731	379	641	949
Net Buy (Sell) Activity
(in millions of dollars)
Mutual Funds (4)	1,765	420	813	(725)	(1,101)	(4,712)	(4,336)	(910)	(3,602)	(10,988)	(1,215)	197	1,769
Exchange-Traded Funds (5)	3,795	2,993	1,830	2,418	1,798	1,185	1,635	2,464	4,008	4,804	3	1,106	2,336
Money Market Funds	(1,362)	(6,970)	421	(358)	2,208	4,730	(717)	(451)	251	4,538	1,994	1,359	(2,101)
Average Interest-Earning Assets (6)
(in millions of dollars)	152,247	152,697	153,466	155,369	158,238	160,638	162,639	165,351	167,388	172,334	177,332	178,610	181,529	2%	19%

(1)

November, September and June 2015 include inflows of $10.2 billion, $4.9 billion and $8.1 billion, respectively, from certain mutual fund clearing services clients. April 2015 includes inflows of $9.3 billion from certain mutual fund clearing service clients.

(2)	Excludes Retirement Business Services Trust and Corporate Brokerage Retirement Services.
(3)	Schwab One®, certain cash equivalents, bank deposits and money market fund balances as a percentage of total client assets.
(4)

Represents the principal value of client mutual fund transactions handled by Schwab, including transactions in proprietary funds. Includes institutional funds available only to Investment Managers. Excludes money market fund transactions.

(5)	Represents the principal value of client ETF transactions handled by Schwab, including transactions in proprietary ETFs.
(6)	Represents total interest-earning assets on the Company’s balance sheet.

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